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                                                                    EXHIBIT 99.1

Mission Critical Software and NetIQ Agree to Merger of Equals

Creates Premier Provider Of Microsoft Windows NT and Windows 2000 eBusiness Infrastructure Management Software Solutions

HOUSTON and SANTA CLARA, Calif.--(BUSINESS WIRE)--Feb. 28, 2000-- Mission Critical Software, Inc. (Nasdaq:MCSW - news) and NetIQ Corp. (Nasdaq:NTIQ -
                                ----   ----                          ----
news) today jointly announced a strategic merger of equals to create a
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powerhouse uniquely positioned to provide comprehensive, leading-edge solutions for managing eBusiness infrastructures and Windows NT- and Windows 2000-based systems and applications. The agreement, which was unanimously approved by the boards of directors of both companies, will create a combined company with a current market value in excess of $2.7 billion. In a separate transaction, Mission Critical Software has also agreed to acquire Ganymede Software, Inc., a privately held company that is a leading provider of end-to-end network performance management software.

The combination of Mission Critical Software and NetIQ brings together two established leaders in Windows NT and Windows 2000 eBusiness infrastructure management with market-leading and highly complementary products and a shared strategic vision. The new company will provide eBusinesses, enterprise customers and application service providers (ASPs) with the most comprehensive infrastructure management solutions encompassing administration, directory, and application performance management.

Michael S. Bennett, currently Mission Critical Software's chairman, president and chief executive officer, will be executive chairman of the new company, and Ching-Fa Hwang, currently president and chief executive officer of NetIQ, will be chief executive officer. Under the terms of a definitive merger agreement, Mission Critical Software stockholders will receive 0.9413 share of NetIQ common stock for each Mission Critical Software common share. Each company's stockholders will receive shares representing about 50 percent of the new company on a diluted basis. The merger will be accounted for as a purchase and is expected to be tax-free to the stockholders of both companies. The merger, which is expected to close during the June 2000 quarter, is subject to regulatory approvals, approval by the stockholders of both companies, and customary closing conditions. At the closing of the merger, the companies expect to create a new corporate name and stock symbol.

"eCommerce is an increasingly pervasive element of our economy, and eBusiness infrastructure management has become a critical component for success," said Michael S. Bennett. "Windows 2000 is clearly poised to be a platform of choice for the new era of eBusiness and, with this transaction, the combined company will be superbly positioned to deliver the most comprehensive and scalable solutions for Windows availability, performance and security for customers."

"This is a tremendously synergistic combination that will deliver strong results for customers and stockholders," said Ching-Fa Hwang. "By bringing together our two companies, their complementary product offerings and target markets -- and by leveraging the combined intellectual property, and financial and human resources -- we will be able to offer customers the solutions necessary for comprehensive end-to-end management of their Windows 2000-based
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infrastructures. We have a clear vision for smoothly integrating our organizations and are committed to ensuring that we maximize the potential of what will become the clear leader in the Windows 2000 systems management and eBusiness infrastructure management space." Hwang continued, "We believe our organizations are a superb fit from both a market and cultural standpoint, and we look forward to working with our new colleagues."

The New Company

The new company will be headquartered in Santa Clara, California with key executives, development and operational personnel in Houston, Texas. The two companies had combined revenue of approximately $63 million for the twelve months ended December 31, 1999 and approximately 375 employees at year-end.

In addition to Bennett and Hwang, other key members of the new company's executive team are James A. Barth, current chief financial officer of NetIQ, who will be chief financial officer, Stephen E. Odom, current chief financial and operating officer at Mission Critical Software, who will be chief operating officer, and Thomas P. Bernhardt, current chief technology officer of Mission Critical Software, who will be chief technology officer. The Board of Directors will be composed of 9 members, 4 each from Mission Critical Software and NetIQ including Bennett, Hwang, Bernhardt, and one jointly appointed member.

Mission Critical Software was advised in the transaction by Chase H&Q. NetIQ was advised by Credit Suisse First Boston.

Mission Critical Software Purchasing Ganymede Software, Inc.

Mission Critical Software also announced today that it has entered into a letter of intent to acquire Ganymede, a recognized leader in end-to-end network performance management. Under the terms of the agreement, Mission Critical Software will issue 2.75 million shares and options in a transaction to be accounted for as a purchase. Based on Mission Critical Software's closing share price of $62.25 on February 25, 2000, the total value of the transaction would be approximately $171.2 million. The addition of Ganymede will further enable the new company to provide customers a comprehensive end-to-end eBusiness performance management solution to measure transaction performance across all eBusiness infrastructure components: applications, network, directory, and servers. Ganymede had revenue of approximately $10 million for the twelve months ended December 31, 1999.

Bennett said, "Ganymede is the industry leader in eBusiness network performance monitoring, and by adding their capabilities to Mission Critical's and NetIQ's infrastructure, application and system management capabilities, we will be able to deliver the most comprehensive, end-to-end solution for eBusiness infrastructure management."

The acquisition of Ganymede is expected to close during the June 2000 quarter, at or prior to the closing of the merger with NetIQ. Mission Critical Software was advised by Chase H&Q. Ganymede was advised in the transaction by Robertson Stephens.

About NetIQ
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NetIQ, headquartered in Santa Clara, California with 1999 calendar year revenues of approximately $29 million, is a leading provider of eBusiness infrastructure management software that lets organizations optimize the performance and availability of their Windows NT- and Windows 2000-based systems and applications such as Microsoft BackOffice, Citrix, Oracle, SAP R/3 and Lotus Domino. For more information visit the NetIQ Web site at http://www.netiq.com./
                                                         --------------------

About Mission Critical Software

Mission Critical Software is a leading provider of systems management software for Windows NT- and Windows 2000-based networks and Internet infrastructures. The company, with 1999 calendar year revenues of approximately $34 million, is headquartered in Houston, Texas, and operates regional offices in the U.S., Canada and Europe. For more information visit the Mission Critical Software Web site at http://www.missioncritical.com/.
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About Ganymede

Ganymede, with approximately 80 employees at December 31, 1999, provides performance management solutions that help IT managers deliver reliable, high-performance networked applications. Using Ganymede's flagship software products, Chariot for testing and Pegasus for monitoring, IT managers can understand networked application performance from the end user's perspective. Ganymede is based in Raleigh, N.C. For more information visit the Ganymede Web site at http://www.ganymede.com./
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All referenced product names are trademarks of their respective companies.

With the exception of the historical data contained herein, this press release is comprised of statements relating to future results of the companies that are "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The companies' actual future results could differ materially from the results discussed herein. Factors that could cause or contribute to such differences include the risks inherent in acquisitions of technology businesses including the failure of the transactions to close due to regulatory obstacles or other factors, the successful integration of the companies, the timing and successful completion of technology and product development, our ability to retain and hire key executives, technical personnel and other employees, changing relationships with customers, suppliers and strategic partners, unanticipated costs associated with integration activities, as well as customer acceptance of new product offerings, and competition in the companies' various product lines. For a more complete discussion of risks and uncertainties see the section entitled "Risk Factors" in NetIQ's and Mission Critical Software's reports on form 10-Q as filed with the Securities and Exchange Commission.

NetIQ Corporation, its officers and directors may be deemed to be participants in the solicitation of proxies from NetIQ's shareholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in NetIQ's S-1 Registration Statement filed with the SEC on November 15, 1999, and subsequently amended. This document is available free of charge at the SEC website at www.sec.gov and from the NetIQ Corporation contact listed below.
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Mission Critical Software, Inc., its officers and directors may be deemed to be participants in the solicitation of proxies from Mission Critical shareholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Mission Critical's S-1 Registration Statement filed with the SEC on October 25, 1999, and subsequently amended. This document is available free of charge at the SEC website at www.sec.gov and from the Mission Critical contact listed below.

SHAREHOLDERS OF MISSION CRITICAL AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT-PROSPECTUS WHICH WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4 TO BE FILED BY NETIQ CORPORATION, INC. IN CONNECTION WITH THE MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. AFTER SUCH DOCUMENT IS FILED, IT WILL BE AVAILABLE FREE OF CHARGE ON THE SEC WEBSITE AT WWW.SEC.GOV AND FROM NETIQ CORPORATION AND MISSION CRITICAL SOFTWARE THROUGH THE CONTACTS LISTED BELOW.

Contacts:

For Mission Critical Software:

Susan Torrey, Press & Investor Relations, 713.548.1863, mailto:susan.torrey@missioncritical.com
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Steve Odom, Chief Financial Officer, (713) 548-1829,
mailto:steve.odom@missioncritical.com
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For NetIQ:

Debra Randall, Investor Relations, 408-330-7116, mailto:debra.randall@netiq.com
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Laurie Chun, Public Relations, 408-330-7113, mailto:Laurie.chun@netiq.com
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Jim Barth, Chief Financial Officer, 408-354-3956, mailto:Jim.barth@netiq.com
                                                  --------------------------


For Ganymede:

Katherine Demacopoulos, Public Relations, 919-469-0997 x325, mailto:katherined@ganymede.com
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